Exhibit 99.1

PMC Reports Second Quarter 2015 Results

Q2 2015 earnings announcement call live on http://investor.pmcs.com at 1:30 p.m. PT

Conference call: 1 (888) 364-3108 or 1 (719) 325-2458 outside North America; passcode 8830911#

Replay available shortly after end of conference call through August 22, 2015

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 23, 2015--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the second quarter ended June 27, 2015.

Net revenues in the second quarter of 2015 totaled $124.8 million, a decrease of 1.6 percent, compared to $126.8 million in the second quarter of 2014, and a decrease of 6.2 percent from $133.1 million in the first quarter of 2015.

GAAP net loss in the second quarter of 2015 totaled $8.6 million or $0.04 per share, compared to GAAP net loss in the second quarter of 2014 of $3.5 million or $0.02 per share, and GAAP net income in the first quarter of 2015 of $4.7 million or $0.02 per diluted share.

Non-GAAP net income in the second quarter of 2015 totaled $18.0 million or $0.09 per diluted share, compared to non-GAAP net income in the second quarter of 2014 of $18.3 million or $0.09 per diluted share, and to non-GAAP net income in the first quarter of 2015 of $20.9 million or $0.10 per diluted share.

The Company also today initiated steps to reduce spending across the organization by approximately 14 percent. This reorganization involves a reduction in force of approximately 200 employees worldwide and other reductions that are together expected to result in approximately $40 million per year in savings. The full savings resulting from these workforce reductions will not be realized until the fourth quarter of the current year, although some impact from these measures will be noticeable in the Company’s third quarter results.

“2015 has started weaker than expected in the carrier and storage end markets,” said PMC President and Chief Executive Officer, Greg Lang. “Given the tepid growth environment, we are taking immediate action to reduce spending and accelerate our return to target model profitability.”

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

SECOND QUARTER HIGHLIGHTS

The Company announced the following in the second quarter of 2015:

  On July 22, PMC announced it was named a gold award winner in the ChannelPro-SMB 2015 Readers’ Choice Awards for Best SATA/SAS RAID Controller. Readers of ChannelPro-SMB cast their votes for the solution that best satisfies the unique business requirements, work styles, and budgets of their small and midsize business clients, and partner organizations.
  On July 15, PMC announced it won the Fujitsu Network Communications 2015 Technology Award for DIGI-120G. This prestigious award recognizes PMC as an outstanding technology partner for delivering cutting-edge technology and exceptional technical support that enables Fujitsu to rapidly deliver competitive optical transport solutions to market.
  On June 4, PMC hosted a Storage Technology Summit at the China Cloud Computing Conference in Beijing, China. PMC was joined by Baidu, Inspur, Memblaze, Sina and Sugon to discuss the storage technologies and architectures that are powering the China cloud.
  On May 22, Memblaze Technology Co., Ltd. launched its next-generation PBlaze4 PCIe Solid-State Drive Series, which is based on PMC’s Flashtec™ NVMe Controllers.

Second Quarter 2015 Conference Call

Management will review second quarter 2015 results, share its outlook for the third quarter of 2015 and discuss the spending reductions described above during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 23, 2015. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call by telephone, dial 1 (888) 364-3108 or 1 (719) 325-2458 outside North America with passcode 8830911# approximately ten minutes before the start time. A telephone playback will be available until August 22, 2015, and can be accessed at 1 (888) 203-1112 or 1 (719) 457-0820 outside North America using passcode 8830911#.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as tax rates, foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2015. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS and Flashtec are trademarks of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014

Net revenues	$124,767	$133,071	$126,822	$257,838	$253,290
Cost of revenues	38,434	39,980	36,824	$78,414	74,388
Gross profit	86,333	93,091	89,998	179,424	178,902

Research and development, net	55,833	48,866	49,388	104,699	99,536
Selling, general and administrative	30,488	30,051	28,991	60,539	58,331
Amortization of purchased intangible assets	9,269	9,317	9,948	18,586	22,277
(Loss) income from operations	(9,257)	4,857	1,671	(4,400)	(1,242)

Other income (expense):
Gain on investment securities and other investments	25	32	46	57	75
Amortization of debt issuance costs	(51)	(51)	(51)	(102)	(102)
Accretion of discount on short-term and long-term obligation	(180)	(210)	-	(390)	-
Foreign exchange (loss) gain	(948)	2,594	(789)	1,646	(257)
Interest and other financial income, net	317	164	114	481	123
(Loss) income before recovery of (provision for) income taxes	(10,094)	7,386	991	(2,708)	(1,403)
Recovery of (provision for) income taxes	1,515	(2,731)	(4,471)	(1,216)	(6,318)
Net (loss) income	$(8,579)	$4,655	$(3,480)	$(3,924)	$(7,721)

Net (loss) income per common share - basic and diluted	$(0.04)	$0.02	$(0.02)	$(0.02)	$(0.04)

Shares used in per share calculation - basic	195,732	200,249	196,114	197,991	195,651
Shares used in per share calculation - diluted	195,732	205,688	196,114	197,991	195,651

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, net, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), benefit from (provision for) income taxes, operating expenses, operating (loss) income, operating margin, net (loss) income, and net income per share - basic and diluted.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense, net,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets
Other Income (Expense), Benefit from (Provision for) Income Taxes, Operating Expenses, Operating (Loss) Income,
Net (Loss) Income, and Net (Loss) Income Per Share - Basic and Diluted
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014

GAAP cost of revenues	$38,434	$39,980	$36,824	$78,414	$74,388
Stock-based compensation	(266)	(271)	$(214)	(537)	(455)
Termination (costs) recoveries	(1,215)	-	$-	(1,215)	9
Non-GAAP cost of revenues	$36,953	$39,709	$36,610	$76,662	$73,942

GAAP gross profit	$86,333	$93,091	$89,998	$179,424	$178,902
Stock-based compensation	266	271	214	537	455
Termination costs (recoveries)	1,215	-	-	1,215	(9)
Non-GAAP gross profit	$87,814	$93,362	$90,212	$181,176	$179,348

Non-GAAP gross profit %	70.4%	70.2%	71.1%	70.3%	70.8%

GAAP research and development expense, net	$55,833	$48,866	$49,388	$104,699	$99,536
Stock-based compensation	(2,400)	(2,844)	(1,903)	(5,244)	(4,550)
Acquisition-related costs	(162)	(106)	(794)	(268)	(1,594)
Termination (costs) recoveries	(7,944)	38	(342)	(7,906)	(284)
Asset impairments	(252)	-	-	(252)	-
Non-GAAP research and development expense, net	$45,075	$45,954	$46,349	$91,029	$93,108

GAAP selling, general and administrative expense	$30,488	$30,051	$28,991	$60,539	$58,331
Stock-based compensation	(3,445)	(3,578)	(2,798)	(7,023)	(6,101)
Acquisition-related costs	(34)	(171)	(3)	(205)	(64)
Lease exit recoveries (costs)	488	11	(4)	499	(146)
Termination costs	(3,867)	(507)	(1,295)	(4,374)	(1,298)
Asset impairments	-	-	-	-	(477)
Other expenses	-	-	-	-	(58)
Non-GAAP selling, general and administrative expense	$23,630	$25,806	$24,891	$49,436	$50,187

GAAP amortization of purchased intangible assets	$9,269	$9,317	$9,948	$18,586	$22,277
Amortization of purchased intangible assets	(9,269)	(9,317)	(9,948)	(18,586)	(22,277)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income	$(837)	$2,529	$(680)	$1,692	$(161)
Foreign exchange loss (gain) on foreign tax liabilities	487	(2,179)	976	(1,692)	97
Accretion of discount on short-term and long-term obligations	180	210	-	390	-
Non-GAAP other income (expense)	$(170)	$560	$296	$390	$(64)

GAAP benefit from (provision for) income taxes	$1,515	$(2,731)	$(4,471)	$(1,216)	$(6,318)
Benefit from (provision for) income taxes	(2,467)	1,516	3,550	(951)	4,661
Non-GAAP provision for income taxes	$(952)	$(1,215)	$(921)	$(2,167)	$(1,657)

GAAP operating expenses	$95,590	$88,234	$88,327	$183,824	$180,144
Stock-based compensation	(5,845)	(6,422)	(4,701)	(12,267)	(10,651)
Acquisition-related costs	(196)	(277)	(797)	(473)	(1,658)
Asset impairments	(252)	-	-	(252)	(477)
Lease exit recoveries (costs)	488	11	(4)	499	(146)
Termination costs	(11,811)	(469)	(1,637)	(12,280)	(1,582)
Amortization of purchased intangible assets	(9,269)	(9,317)	(9,948)	(18,586)	(22,277)
Other expenses	-	-	-	-	(58)
Non-GAAP operating expenses	$68,705	$71,760	$71,240	$140,465	$143,295

	June 27,	March 28,	June 28,	June 27,	June 28,
	2015	2015	2014	2015	2014

GAAP operating (loss) income	$(9,257)	$4,857	$1,671	$(4,400)	$(1,242)
Stock-based compensation	6,111	6,693	4,915	12,804	11,106
Acquisition-related costs	196	277	797	473	1,658
Asset impairments	252	-	-	252	477
Lease exit (recoveries) costs	(488)	(11)	4	(499)	146
Termination costs	13,026	469	1,637	13,495	1,573
Amortization of purchased intangible assets	9,269	9,317	9,948	18,586	22,277
Other expenses	-	-	-	-	58
Non-GAAP operating income	$19,109	$21,602	$18,972	$40,711	$36,053

Non-GAAP operating margin	15.3%	16.2%	15.0%	15.8%	14.2%

GAAP net (loss) income	$(8,579)	$4,655	$(3,480)	$(3,924)	$(7,721)
Stock-based compensation	6,111	6,693	4,915	12,804	11,106
Acquisition-related costs	196	277	797	473	1,658
Termination costs	13,026	469	1,637	13,495	1,573
Asset impairments	252	-	-	252	477
Lease exit (recoveries) costs	(488)	(11)	4	(499)	146
Amortization of purchased intangible assets	9,269	9,317	9,948	18,586	22,277
Other expenses	-	-	-	-	58
Foreign exchange loss (gain) on foreign tax liabilities	487	(2,179)	976	(1,692)	97
Accretion of discount on short-term and long-term obligations	180	210	-	390	-
(Provision for) benefit from income taxes	(2,467)	1,516	3,550	(951)	4,661
Non-GAAP net income	$17,987	$20,947	$18,347	$38,934	$34,332

Non-GAAP net income per share - basic	$0.09	$0.10	$0.09	$0.20	$0.18
Non-GAAP net income per share - diluted	$0.09	$0.10	$0.09	$0.19	$0.17

Shares used to calculate non-GAAP net income per share - basic	195,732	200,249	196,114	197,991	195,651
Shares used to calculate non-GAAP net income per share - diluted	200,501	205,688	199,594	203,095	198,950

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 27,	December 27,
	2015	2014
ASSETS:
Current assets:
Cash and cash equivalents	$64,864	$112,570
Short-term investments	45,386	45,885
Cash, cash equivalents and short-term investments	110,250	158,455
Accounts receivable, net	58,141	55,414
Inventories, net	36,165	37,949
Prepaid expenses and other current assets	14,097	16,473
Income taxes receivable	1,554	1,968
Prepaid tax expense	-	51
Deferred tax assets	5,008	5,442
Total current assets	225,215	275,752

Investment securities	131,508	107,509
Investments and other assets	7,629	7,683
Prepaid tax expense	93	42
Property and equipment, net	37,413	37,311
Goodwill	283,239	283,239
Intangible assets, net	125,808	143,680
Deferred tax assets	13,186	13,412
Long-term income tax receivable	459	457
	$824,550	$869,085

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$18,848	$23,360
Accrued liabilities	71,108	74,135
Credit facility	37,000	-
Income taxes payable	44	1,062
Liability for unrecognized tax benefit	15,153	16,076
Deferred tax liabilities	7,646	7,644
Deferred income	4,371	4,530
Total current liabilities	154,170	126,807

Long-term obligations	24,718	36,305
Deferred tax liabilities	53,028	53,493
Liability for unrecognized tax benefit	26,036	25,244
PMC special shares convertible into 205 (2014 - 278)
shares of common stock	480	745
Stockholders' equity:
Common stock and additional paid in capital	1,590,565	1,595,809
Accumulated other comprehensive loss	(93)	(2,355)
Accumulated deficit	(1,024,354)	(966,963)
Total stockholders' equity	566,118	626,491
	$824,550	$869,085

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 27,		June 28,
	2015		2014

Cash flows from operating activities:
Net loss	$(3,924)		$(7,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,058		33,278
Stock-based compensation	12,804		11,106
Unrealized foreign exchange gain, net	(4,328)		(1,264)
Net amortization of premiums and accrued interest of investments	390	#	390
Asset impairments	252		770
Gain on investment securities and other investments	(57)		(74)
Accretion of discount on short-term and long-term obligations	390		-
Amortization of debt issuance costs	102		102
Gain on lease exit, net	(696)		-

Changes in operating assets and liabilities:
Accounts receivable, net	(2,727)		(2,249)
Inventories, net	1,784		(311)
Prepaid expenses and other current assets	1,055		3,068
Accounts payable and accrued liabilities	5,190		(2,234)
Deferred taxes and income taxes payable	1,285		6,447
Deferred income	(159)		(2,292)
Net cash provided by operating activities	41,419		39,016

Cash flows from investing activities:
Purchases of property and equipment	(8,850)		(8,054)
Purchase of intangible assets	(3,845)		(733)
Redemption of short-term investments	13,466		3,535
Disposals of investment securities and other investments	29,973		25,538
Purchases of investment securities and other investments	(67,515)		(41,966)
Net cash used in investing activities	(36,771)		(21,680)

Cash flows from financing activities:
Installment payment in connection with previous business acquisition	(18,000)		-
Proceeds from credit facility	102,000		30,000
Repayment of credit facility	(65,000)		(60,000)
Proceeds from issuance of common stock	31,342		10,615
Repurchases of common stock	(102,108)		(11,496)
Net cash used in financing activities	(51,766)		(30,881)

Effect of exchange rate changes on cash and cash equivalents	(588)		95
Net decrease in cash and cash equivalents	(47,706)		(13,450)
Cash and cash equivalents, beginning of the period	112,570		100,038
Cash and cash equivalents, end of the period	$64,864		$86,588

CONTACT:
PMC-Sierra, Inc.
Joel Achramowicz, 1-408-239-8630
Director, Investor Relations
Joel.Achramowicz@pmcs.com
or
Sarah Kuchka, 1-604-415-6671
Senior Communications Specialist
sarah.kuchka@pmcs.com